Exhibit 99.2

First Midwest Bancorp Acquisition of Great Lakes Financial Resources, Inc. July 8, 2014

Forward Looking Statements This presentation may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of First Midwest Bancorp, Inc. ("First Midwest") and Great Lakes Financial Resources, Inc. ("Great Lakes Financial"). Forward-looking statements can be identified by the use of the words "anticipate," "expect," "intend," "estimate," "target" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management's control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with First Midwest's and Great Lakes Financial's respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which First Midwest and Great Lakes Financial operate or anticipate doing business, are less favorable than expected; customer and employee reactions to the proposed transaction; new regulatory or legal requirements or obligations; and other risks and important factors that could affect First Midwest's future results identified in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed with the Securities and Exchange Commission ("SEC"). Forward-looking statements are made only as of the date of this presentation, and First Midwest undertakes no obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. First Midwest will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Great Lakes Financial, which also will constitute a prospectus of First Midwest, that will be sent to the stockholders of Great Lakes Financial. Stockholders are advised to read the proxy statement and prospectus when it becomes available because it will contain important information about First Midwest, Great Lakes Financial and the proposed transaction. When filed, this document and other documents relating to the merger filed by First Midwest can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing First Midwest's website at www.sec.gov under the tab "Investor Relations" and then under "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from First Midwest upon written request to First Midwest Bancorp, Inc., Attn: Corporate Secretary, One Pierce Place, Suite 1500, Itasca, Illinois 60143 or by calling (630) 875-7463, or from Great Lakes Financial upon written request to Great Lakes Financial Resources, Inc., Attn: Thomas S. Agler, President, 4600 West Lincoln Highway, Matteson, Illinois 60443 or by calling (708) 283-5800. Participants in this Transaction First Midwest, Great Lakes Financial and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Great Lakes Financial stockholders in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and prospectus regarding the proposed transaction when it becomes available. Additional information about First Midwest and its directors and officers may be found in the definitive proxy statement of First Midwest relating to its 2014 Annual Meeting of Stockholders filed with the SEC on April 17, 2014. This definitive proxy statement can be obtained free of charge from the SEC's website at www.sec.gov.

Acquisition of Great Lakes Financial Overview1 • Long tenured, relationship-focused • Founded in 1896 • Strong presence in south suburban Chicago • Headquartered in Matteson, IL with 8 locations in Cook and Will counties $582 million in total assets $490 million in deposits, 96% core, 14bps cost $234 million in loans Strong deposit base, stabilized profitability and solid credit profile Low 48% loan to deposit ratio 2.80% NPA / Assets 1 As of 3/31/2014 Company Profile Financial Highlights

Acquisition of Great Lakes Financial Transaction Rationale Compelling Strategic Elements Financially Attractive Low-Risk Opportunity Extends retail and commercial network in familiar Chicago metropolitan markets with a compatible, well-established franchise Significant opportunity to deploy acquired core deposits and liquidity through First Midwest's lending platform and expansive banking products and services • Depositor base driven by longstanding relationships • 96% core deposits, 14 bps annual cost • Loan / deposit ratio < 50% Achievable operating efficiencies based on existing presence in Will and Cook county markets Further increases size and scale while maintaining balance sheet flexibility Acquisition multiples at or below recent precedents Mid single-digit EPS accretion in 2015, based on conservative assumptions Expected TBV dilution earn-back of approximately 2 years Great Lakes' attractive core deposit base and limited leverage provides low-cost liquidity to support First Midwest's earning asset growth Strong credit profile confirmed by comprehensive due diligence In-market transaction with an established and complementary customer / business mix Well established franchise with 100+ year history Targeting 4th quarter close and system conversion

Acquisition of Great Lakes Financial Key Transaction Terms Transaction Value Transaction Multiples2 Consideration Transaction Assumptions Capital Closing • $58 million aggregate consideration1 • $375.00 purchase price per Great Lakes share1 • Price / Book Value = 115% • Price /Tangible Book Value = 132% • Price / LTM Earnings = 19.0x (10.5x LTM Earnings including cost savings) • Approximately 70% Stock / 30% Cash • Currently 15.737 common shares of FMBI + $112.50 per share in cash (fixed) for each common share of Great Lakes1 • Cost savings of approximately 35% of LTM non-interest expense • Conservative loan credit mark, exceeding existing reserve levels • No capital issuance required • Excess capital levels remain following the acquisition • Targeting fourth quarter 2014 Subject to regulatory approvals, Great Lakes' stockholder approval and other customary closing conditions 1 Subject to certain adjustments based on the value of First Midwest stock prior to closing 2 As of 3/31/2014

Acquisition of Great Lakes Financial Popular Community Bank Branch Acquisition Update • Transaction announced April 23, 2014 • Acquisition of 12 branch locations, $750 million in deposits, $525 million in loans • All regulatory approvals received • Expected high single-digit EPS accretion in 2015 • Integration activities well underway Key management identified and retained System conversion teams in place Targeted 3rd quarter 2014 close and system conversion Transaction costs estimated at $1.8 million, after-tax

Acquisition of Great Lakes Financial Pro Forma Acauisition Impact and Related Considerations • Illustrative impact of recent acquisitions1: ($ in billions) Assets Branches Loans Deposits % Core2 Loans / Deposits Targeted Close/ Conversion First Midwest Bancorp $8.3 90 $5.8 $6.8 94% 85% N/A Popular Community Bank 0.8 12 0.5 0.8 90% 70% 3Q14 Great Lakes Financial 0.6 8 0.2 0.5 96% 48% 4Q14 1 Pro Forma $9.7 110 $6.5 $8.1 94% 82% N/A | • Expanding metropolitan footprint, augmenting "Best in Class" deposit base and capacity to leverage • Solid 2015 earnings accretion and accelerated capital recovery • Significant balance sheet flexibility to grow organically in 2014/2015 and manage size and interest rate environment  • Leveraging of existing liquidity • Repositioning of liabilities Redeem higher-cost wholesale funding Repricing of higher-cost deposits • Do not expect to exceed $10 billion in total assets until 2015, potentially 2016 $5 million estimated cost, after-tax, of Durbin Amendment (without any assumed offsets) • Anticipated earnings accretion well exceeds potential Durbin impact 1 Data as of 3/31/14 for First Midwest and Great Lakes Financial, and 4/23/14 for Popular Community Bank 2 Deposits less time deposit accounts with balances over $100 thousand

Acquisition of Great Lakes Financial Acquisition History Since 2005 December 12, 2005 April 23, 2010 August 3, 2012 Bank Calumet, Inc Peotone Bank & Trust Company Waukegan Savings Bank • $1 lbn in assets $91mm in assets • $63mm in assets • $307mm deal value $84mm in deposits $72mm in deposits 1 August 13, 2010 Palos Bank and Trust Company $460mm in assets $462mm in deposits October 23, 2009 October 13, 2011 April 23, 2014 (Pending) First DuPage Bank 4 Chicago-area branches of Old 12 Chicago-area branches and $260mm in assets National Bancorp operations of Popular Inc. $232mm in deposits • $106mm in deposits • $750mm in deposits $525mm in loans July 8, 2014 (Pending) Great Lakes Financial $582mm in assets $490mm in deposits First Midwest is an experienced acquiror with management and integration teams in place to ensure a smooth transition while retaining capacity for future M&A